The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$435,279,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION SERIES 2006-S3 SENIOR/SUBORDINATE CERTIFICATES BACKED BY 2ND LIEN MORTGAGES

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 5% Call
			Est.	Payment	Target		Legal	Expected
	Approximate	Coupon/	WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s)
A1(4)	264,608,000	1M LIBOR	0.98	1-26	42.60%	TBD	9/25/2036	AAA/Aaa
A-IO(4) (5)	Notional	9.50%	N/A	N/A	N/A	N/A	11/25/2007	AAA/Aaa
M1	83,351,000	1M LIBOR	4.49	26-86	23.70%	TBD	9/25/2036	AA+/Aa1
M2	22,712,000	1M LIBOR	3.97	30-86	18.55%	TBD	9/25/2036	AA/Aa2
M3	9,923,000	1M LIBOR	3.94	29-86	16.30%	TBD	9/25/2036	AA-/Aa3
M4	10,805,000	1M LIBOR	3.92	29-86	13.85%	TBD	9/25/2036	A+/A1
M5	8,600,000	1M LIBOR	3.91	28-86	11.90%	TBD	9/25/2036	A/A2
M6	7,497,000	1M LIBOR	3.90	28-86	10.20%	TBD	9/25/2036	A-/A3
M7	7,497,000	1M LIBOR	3.90	28-86	8.50%	TBD	9/25/2036	BBB+/Baa1
M8	6,174,000	1M LIBOR	3.90	27-86	7.10%	TBD	9/25/2036	BBB/Baa2
M9	4,190,000	1M LIBOR	3.89	27-86	6.15%	TBD	9/25/2036	BBB-/Baa3
B1	4,410,000	1M LIBOR	3.89	27-86	5.15%	TBD	9/25/2036	BB+/Ba1
B2	5,512,000	1M LIBOR	3.85	27-85	3.90%	TBD	9/25/2036	BB/Ba2

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate	Coupon/	WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s)
A1(4)	264,608,000	1M LIBOR	0.98	1-26	42.60%	TBD	9/25/2036	AAA/Aaa
A-IO(4) (5)	Notional	9.50%	N/A	N/A	N/A	N/A	11/25/2007	AAA/Aaa
M1	83,351,000	1M LIBOR	4.74	26-147	23.70%	TBD	9/25/2036	AA+/Aa1
M2	22,712,000	1M LIBOR	4.13	30-127	18.55%	TBD	9/25/2036	AA/Aa2
M3	9,923,000	1M LIBOR	4.09	29-120	16.30%	TBD	9/25/2036	AA-/Aa3
M4	10,805,000	1M LIBOR	4.06	29-117	13.85%	TBD	9/25/2036	A+/A1
M5	8,600,000	1M LIBOR	4.04	28-112	11.90%	TBD	9/25/2036	A/A2
M6	7,497,000	1M LIBOR	4.01	28-108	10.20%	TBD	9/25/2036	A-/A3
M7	7,497,000	1M LIBOR	4.00	28-104	8.50%	TBD	9/25/2036	BBB+/Baa1
M8	6,174,000	1M LIBOR	3.97	27-99	7.10%	TBD	9/25/2036	BBB/Baa2
M9	4,190,000	1M LIBOR	3.93	27-94	6.15%	TBD	9/25/2036	BBB-/Baa3
B1	4,410,000	1M LIBOR	3.90	27-90	5.15%	TBD	9/25/2036	BB+/Ba1
B2	5,512,000	1M LIBOR	3.85	27-85	3.90%	TBD	9/25/2036	BB/Ba2

(1)	Subject to a permitted variance of + 5% in the aggregate.

(2)
The Certificates will be priced assuming 100% of the Prepayment Assumption. 100% of the Prepayment Assumption assumes a speed of 20% CPR for the first month in the life of the mortgage loan, linearly increasing to 35% CPR in month 12 and remaining constant thereafter.

(3)
The initial credit enhancement includes the Overcollateralization Target of approximately 3.90%. However, the overcollateralization will equal approximately 1.30% on the Closing Date. Excess interest will be used to achieve or maintain the Overcollateralization Target as described herein.

(4)	The Class A1 and Class A-IO Certificates are the Senior Certificates.

(5)	The Class A-IO Certificates will be a Senior Interest-Only Certificate and will receive interest payments for the first 15 distribution dates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated June 2, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A-IO, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated June 2, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the business day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	All principal will be paid to the Class A1 Certificates, until reduced to zero;

2)
All remaining principal will be allocated to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until reduced to zero; and

3)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the Credit Enhancement behind each class is equal to two times the related initial enhancement percentage; and

2)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The “Stepdown Date” is the Distribution Date following the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero.

The “Overcollateralization Amount” with respect to any Distribution Date is equal to the excess of (x) the current collateral balance over (y) the aggregate certificate principal balance after giving effect to distributions on such Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Payment Priority

The “Interest Rate” for the Class A1, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Interest Rate” for the Class A-IO Certificates, for each Accrual Period through the Accrual Period pertaining to the 15th Distribution Date, will be an annual rate equal to the lesser of (i) 9.50% and (ii) the Class A-IO Net Funds Cap (as defined herein). Interest for the Class A-IO Certificates will be calculated on a 30/360 basis. Interest will accrue on the Class A-IO Certificates based upon their Class Notional Amounts, as defined herein. Following the Accrual Period pertaining to the 15th Distribution Date, the Class A-IO Certificates will no longer accrue interest and will not be entitled to distributions.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on August 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Class A-IO Certificates for each Distribution Date will be the calendar month preceding the related Distribution Date.

On each Distribution Date (or in the case of payments to the Swap Counterparty, the business day prior to each Distribution Date), interest received or advanced on each Distribution Date will be allocated in the following priority:

1)	To pay the Servicing Fee;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement;

3)	To pay Current Interest and Carryforward Interest to the Class A1 and A-IO Certificates (the “Senior Certificates”) on a pro rata basis;

4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

5)	To pay the Credit Risk Manager Fee; and

6)	To pay to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

7)
Any interest remaining after the application of priorities (1) through (6) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A1, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to achieve or maintain the Overcollateralization Target;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00%	31	56,230,000	5.60%
2	414,685,000	5.60%	32	52,299,000	5.60%
3	404,909,000	5.60%	33	48,623,000	5.60%
4	391,142,000	5.60%	34	45,184,000	5.60%
5	377,052,000	5.60%	35	41,968,000	5.60%
6	363,463,000	5.60%	36	38,960,000	5.60%
7	350,356,000	5.60%	37	36,148,000	5.60%
8	337,715,000	5.60%	38	33,517,000	5.60%
9	325,523,000	5.60%	39	31,057,000	5.60%
10	313,765,000	5.60%	40	28,756,000	5.60%
11	300,384,000	5.60%	41	26,605,000	5.60%
12	287,565,000	5.60%	42	24,593,000	5.60%
13	274,162,000	5.60%	43	22,711,000	5.60%
14	258,420,000	5.60%	44	20,951,000	5.60%
15	243,566,000	5.60%	45	19,306,000	5.60%
16	229,552,000	5.60%	46	17,766,000	5.60%
17	216,328,000	5.60%	47	16,326,000	5.60%
18	203,851,000	5.60%	48	14,981,000	5.60%
19	192,078,000	5.60%	49	13,722,000	5.60%
20	180,970,000	5.60%	50	12,544,000	5.60%
21	170,489,000	5.60%	51	11,444,000	5.60%
22	160,600,000	5.60%	52	10,414,000	5.60%
23	131,729,000	5.60%	53	9,452,000	5.60%
24	111,770,000	5.60%	54	8,552,000	5.60%
25	97,142,000	5.60%	55	7,710,000	5.60%
26	86,020,000	5.60%	56	6,922,000	5.60%
27	77,350,000	5.60%	57	6,186,000	5.60%
28	70,466,000	5.60%	58	5,498,000	5.60%
29	64,929,000	5.60%	59	4,854,000	5.60%
30	60,434,000	5.60%	60	4,252,000	5.60%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal payment priorities in effect for such Distribution Date, as needed to achieve or maintain the Overcollateralization Target*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

The Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 59-month Interest Rate Cap Agreement will contribute cash in the event one-month LIBOR rises above 5.60%.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	89,582,000
2	154,000	32	88,216,000
3	298,000	33	86,782,000
4	434,000	34	85,290,000
5	560,000	35	83,750,000
6	679,000	36	82,170,000
7	789,000	37	80,555,000
8	893,000	38	78,916,000
9	990,000	39	77,256,000
10	1,079,000	40	75,582,000
11	3,202,000	41	73,898,000
12	5,160,000	42	72,211,000
13	8,086,000	43	70,524,000
14	13,720,000	44	68,840,000
15	18,822,000	45	67,164,000
16	23,429,000	46	65,499,000
17	27,576,000	47	63,847,000
18	31,297,000	48	62,210,000
19	34,623,000	49	60,591,000
20	37,582,000	50	58,993,000
21	40,141,000	51	57,416,000
22	41,906,000	52	55,861,000
23	62,943,000	53	54,332,000
24	75,345,000	54	52,827,000
25	82,686,000	55	51,349,000
26	86,779,000	56	49,899,000
27	88,671,000	57	48,475,000
28	92,428,000	58	47,081,000
29	92,066,000	59	45,715,000
30	90,869,000	60	44,379,000

On each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess of (i) one-month LIBOR over (ii) 5.60% and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal payment priorities in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)	To the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, sequentially and in that order, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Class A-IO Notional Amounts

The Class A-IO Certificates will have a notional amount (the “Class A-IO Notional Amount”) equal to the lesser of the beginning period collateral balance and the following schedule:

Distribution Dates	Class A-IO Notional Amount
1-3	132,304,000
4-6	110,253,000
7-9	88,203,000
10-12	66,152,000
13-15	44,101,000

On and after the 16th Distribution Date, the Class A-IO Notional Amount will be zero.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Class A-IO Net Funds Cap” for each Distribution Date and the Class A-IO Certificates shall be an annual rate equal to the quotient of (i) the product of (a) the Optimal Interest Remittance Amount (as defined below) and (b) 12, and (ii) the Class A-IO Notional Amount for such Distribution Date.

The “Net Funds Cap” for all Classes of Certificates other than the Class A-IO Certificates and any Distribution Date shall be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Optimal Interest Remittance Amount for such Distribution Date over (ii) the interest, if any, accrued on the Class A-IO Certificates for the related Accrual Period, and (2) 12, and the denominator of which is the collateral balance as of the first day of the related Collection Period, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.
The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans, as of the first day of the related Collection Period divided by (y) 12 and (B) the collateral balance as of the first day of the related Collection Period exceeds (2) any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty)due to the Swap Counterparty.

The “Net Mortgage Rate” with respect to any mortgage loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

Origination and Servicing

All of the Mortgage Loans were originated by Lehman Brothers Bank (Aurora) and, as of the Cut-off Date, are serviced by Aurora. On or about October 1, 2006, the mortgage loans serviced by Aurora may transfer to either Ocwen or GMAC, or may remain at Aurora.

Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company (“Clayton”) will act as a credit risk manager on behalf of the trust fund. Clayton’s primary function will be to monitor and advise the servicers with respect to default management, and reporting for the benefit of the trust fund. The following summarizes some of Clayton’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment premium collections by the servicers.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class, as calculated without regard to the Net Funds Cap or the Class A-IO Net Funds Cap, as applicable, exceeds (b) the amount calculated under its Net Funds Cap or the Class A-IO Net Funds Cap, as applicable, (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses will be incurred when the principal balance of a liquidated mortgage loan is greater than the net liquidation proceeds. Losses will also be incurred when mortgage loans are charged-off by the related servicer, which will occur when a mortgage loan becomes delinquent for a period of 180 days or more and such mortgage loan is not in foreclosure, has not become REO property or is not otherwise involved in any loss mitigation activities. At such time, the charged-off mortgage loan’s outstanding principal balance will become a realized loss. In addition, if a mortgage loan becomes delinquent for a period of (i) 210 days or more or (ii) an additional 30 days or more delinquent after becoming a charged-off mortgage loan, the mortgage loan will be released from the trust fund. Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Subordinate Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a mortgage loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the principal remittance amount for the related Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the current collateral balance of the loans is reduced to less than 5% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the following Distribution Date, the margin on the Class A1 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution (in the case of the Class A1 Certificates) over Classes having a lower priority of distribution. Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each Class of Class B Certificates will be senior to all other Classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate mortgage loan balance, the Class M and Class B Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates are reduced to zero and then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate mortgage loan balance exceeds the aggregate certificate balance (Overcollateralization or “OC”). Excess interest will be used to achieve or maintain the OC Target.

The “Overcollateralization Target” with respect to any Distribution Date prior to the Stepdown Date is equal to approximately 3.90% of the Cut-off Date collateral balance. The Overcollateralization Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 3.90% of the Cut-off Date collateral balance and (b) approximately 7.80% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the Overcollateralization Target will be equal to the Overcollateralization Target for the immediately preceding Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [11.45]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [18.00]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

September 2008 to August 2009	[2.10]% for the first month, plus an additional 1/12th of [2.60]% for each month thereafter

September 2009 to August 2010	[4.70]% for the first month, plus an additional 1/12th of
[2.60]% for each month thereafter

September 2010 to August 2011	[7.30]% for the first month, plus an additional 1/12th of
[2.00]% for each month thereafter

September 2011 to August 2012	[9.30]% for the first month, plus an additional 1/12th of
[0.60]% for each month thereafter

September 2012 and thereafter	[9.90]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate mortgage loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate mortgage loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Tyler Peters	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Michael Wray	(212) 438-3126
Moody’s	James Huang	(212) 553-2935

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-S3

Depositor:	Structured Asset Securities Corporation

Trustee:	Citibank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Underwriter:	Lehman Brothers Inc.

Distribution Date:	25th of each month, or the next succeeding Business Day Actual first Distribution Date: September 25, 2006

Cut-off Date:	August 1, 2006

Pricing Date:	Week of August 14, 2006

Closing Date:	August 30, 2006

Settlement Date:	August 30, 2006 through DTC, Euroclear or Clearstream

Delay Days:	0 days on the LIBOR Certificates 24 days on the Class A-IO Certificates

Dated Date:	August 25, 2006 for the LIBOR Certificates August 1, 2006 for the Class A-IO Certificates

Day Count:	Actual/360 on the LIBOR Certificates 30/360 on the Class A-IO Certificates

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Servicing Fee Rate:	0.50% per annum based on the outstanding mortgage loan principal balance

Credit Risk Manager Fee:	0.009% per annum based on the outstanding mortgage loan principal balance

Clearing/Registration:	Book-entry through DTC and Euroclear

Denomination:
Minimum $25,000; increments of $1 in excess thereof for the Class A Certificates; provided that with respect to initial European investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments of $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the certificates are expected to be SMMEA eligible

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible provided that, until both the interest rate swap agreement and interest rate cap agreement are terminated, ERISA eligibility is subject to certain investor-based qualifications.

Tax Status:	REMIC for Federal income tax purposes

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% PPA (1)	50%	75%	100%	125%	200%

Class A1
Avg. Life (yrs)	1.95	1.31	0.98	0.78	0.65
Window (mos)	1-54	1-35	1-26	1-20	1-16
Expected Final Mat.	2/25/2011	7/25/2009	10/25/2008	4/25/2008	12/25/2007

Class M1
Avg. Life (yrs)	9.51	6.23	4.49	3.42	2.71
Window (mos)	54-178	35-118	26-86	20-65	16-51
Expected Final Mat.	6/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M2
Avg. Life (yrs)	8.33	5.44	3.97	3.03	2.40
Window (mos)	61-178	40-118	30-86	23-65	18-51
Expected Final Mat.	6/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M3
Avg. Life (yrs)	8.27	5.41	3.94	3.01	2.37
Window (mos)	60-178	39-118	29-86	23-65	18-51
Expected Final Mat.	6/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M4
Avg. Life (yrs)	8.25	5.39	3.92	2.99	2.37
Window (mos)	59-178	38-118	29-86	22-65	18-51
Expected Final Mat.	6/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M5
Avg. Life (yrs)	8.23	5.38	3.91	2.99	2.37
Window (mos)	58-178	38-118	28-86	22-65	18-51
Expected Final Mat.	6/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M6
Avg. Life (yrs)	8.22	5.37	3.90	2.99	2.36
Window (mos)	57-177	37-118	28-86	22-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M7
Avg. Life (yrs)	8.20	5.37	3.90	2.98	2.35
Window (mos)	57-177	37-118	28-86	21-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class M8
Avg. Life (yrs)	8.20	5.37	3.90	2.97	2.35
Window (mos)	56-177	37-118	27-86	21-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

(1)	Assumes 100% of the Prepayment Assumption as defined on page 3.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% PPA (1)	50%	75%	100%	125%	200%

Class M9
Avg. Life (yrs)	8.19	5.36	3.89	2.97	2.35
Window (mos)	56-177	36-118	27-86	21-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class B1
Avg. Life (yrs)	8.19	5.35	3.89	2.97	2.35
Window (mos)	56-177	36-118	27-86	21-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	10/25/2013	1/25/2012	11/25/2010

Class B2
Avg. Life (yrs)	8.14	5.31	3.85	2.95	2.34
Window (mos)	55-177	36-118	27-85	21-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	9/25/2013	1/25/2012	11/25/2010

(1)	Assumes 100% of the Prepayment Assumption as defined on page 3.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	1.59	1.25	1.02	0.86	0.73
Window (mos)	1-45	1-36	1-29	1-24	1-20
Expected Final Mat.	5/25/2010	8/25/2009	1/25/2009	8/25/2008	4/25/2008

Class M1
Avg. Life (yrs)	8.20	6.41	5.21	4.34	3.69
Window (mos)	45-156	36-123	29-100	24-84	20-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M2
Avg. Life (yrs)	7.13	5.64	4.57	3.80	3.21
Window (mos)	51-156	42-123	34-100	28-84	23-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M3
Avg. Life (yrs)	7.09	5.59	4.53	3.78	3.19
Window (mos)	50-156	41-123	33-100	27-84	23-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M4
Avg. Life (yrs)	7.07	5.57	4.52	3.77	3.18
Window (mos)	49-156	40-123	32-100	27-84	22-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M5
Avg. Life (yrs)	7.06	5.56	4.51	3.75	3.17
Window (mos)	48-156	39-123	32-100	26-84	22-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M6
Avg. Life (yrs)	7.04	5.55	4.50	3.75	3.17
Window (mos)	48-156	39-123	31-100	26-84	22-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M7
Avg. Life (yrs)	7.04	5.54	4.49	3.75	3.16
Window (mos)	47-156	38-123	31-100	26-84	21-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class M8
Avg. Life (yrs)	7.03	5.53	4.49	3.74	3.16
Window (mos)	47-156	38-123	31-100	25-84	21-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class M9
Avg. Life (yrs)	7.03	5.53	4.49	3.73	3.16
Window (mos)	47-156	38-123	30-100	25-84	21-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class B1
Avg. Life (yrs)	7.03	5.53	4.48	3.73	3.16
Window (mos)	47-156	37-123	30-100	25-84	21-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

Class B2
Avg. Life (yrs)	6.96	5.47	4.44	3.70	3.13
Window (mos)	46-156	37-123	30-100	25-84	21-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% PPA (1)	50%	75%	100%	125%	200%

Class A1
Avg. Life (yrs)	1.95	1.31	0.98	0.78	0.65
Window (mos)	1-54	1-35	1-26	1-20	1-16
Expected Final Mat.	2/25/2011	7/25/2009	10/25/2008	4/25/2008	12/25/2007

Class M1
Avg. Life (yrs)	9.64	6.57	4.74	3.62	2.86
Window (mos)	54-244	35-177	26-147	20-111	16-87
Expected Final Mat.	12/25/2026	5/25/2021	11/25/2018	11/25/2015	11/25/2013

Class M2
Avg. Life (yrs)	8.38	5.67	4.13	3.15	2.49
Window (mos)	61-207	40-175	30-127	23-96	18-75
Expected Final Mat.	11/25/2023	3/25/2021	3/25/2017	8/25/2014	11/25/2012

Class M3
Avg. Life (yrs)	8.31	5.62	4.09	3.12	2.46
Window (mos)	60-194	39-166	29-120	23-91	18-71
Expected Final Mat.	10/25/2022	6/25/2020	8/25/2016	3/25/2014	7/25/2012

Class M4
Avg. Life (yrs)	8.26	5.60	4.06	3.10	2.46
Window (mos)	59-187	38-161	29-117	22-89	18-69
Expected Final Mat.	3/25/2022	1/25/2020	5/25/2016	1/25/2014	5/25/2012

Class M5
Avg. Life (yrs)	8.23	5.57	4.04	3.09	2.45
Window (mos)	58-178	38-155	28-112	22-85	18-67
Expected Final Mat.	6/25/2021	7/25/2019	12/25/2015	9/25/2013	3/25/2012

Class M6
Avg. Life (yrs)	8.22	5.54	4.01	3.08	2.42
Window (mos)	57-177	37-150	28-108	22-82	17-64
Expected Final Mat.	5/25/2021	2/25/2019	8/25/2015	6/25/2013	12/25/2011

Class M7
Avg. Life (yrs)	8.20	5.51	4.00	3.05	2.41
Window (mos)	57-177	37-144	28-104	21-79	17-62
Expected Final Mat.	5/25/2021	8/25/2018	4/25/2015	3/25/2013	10/25/2011

Class M8
Avg. Life (yrs)	8.20	5.47	3.97	3.03	2.40
Window (mos)	56-177	37-137	27-99	21-75	17-59
Expected Final Mat.	5/25/2021	1/25/2018	11/25/2014	11/25/2012	7/25/2011

(1)	Assumes 100% of the Prepayment Assumption as defined on page 3.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% PPA (1)	50%	75%	100%	125%	200%

Class M9
Avg. Life (yrs)	8.19	5.44	3.93	3.01	2.38
Window (mos)	56-177	36-131	27-94	21-71	17-56
Expected Final Mat.	5/25/2021	7/25/2017	6/25/2014	7/25/2012	4/25/2011

Class B1
Avg. Life (yrs)	8.19	5.38	3.90	2.98	2.36
Window (mos)	56-177	36-125	27-90	21-69	17-54
Expected Final Mat.	5/25/2021	1/25/2017	2/25/2014	5/25/2012	2/25/2011

Class B2
Avg. Life (yrs)	8.14	5.31	3.85	2.95	2.34
Window (mos)	55-177	36-118	27-85	21-65	17-51
Expected Final Mat.	5/25/2021	6/25/2016	9/25/2013	1/25/2012	11/25/2010

(1)	Assumes 100% of the Prepayment Assumption as defined on page 3.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	1.59	1.25	1.02	0.86	0.73
Window (mos)	1-45	1-36	1-29	1-24	1-20
Expected Final Mat.	5/25/2010	8/25/2009	1/25/2009	8/25/2008	4/25/2008

Class M1
Avg. Life (yrs)	8.44	6.74	5.52	4.60	3.90
Window (mos)	45-216	36-177	29-173	24-145	20-123
Expected Final Mat.	8/25/2024	5/25/2021	1/25/2021	9/25/2018	11/25/2016

Class M2
Avg. Life (yrs)	7.27	5.88	4.77	3.97	3.34
Window (mos)	51-181	42-177	34-150	28-125	23-106
Expected Final Mat.	9/25/2021	5/25/2021	2/25/2019	1/25/2017	6/25/2015

Class M3
Avg. Life (yrs)	7.23	5.82	4.72	3.93	3.32
Window (mos)	50-177	41-173	33-142	27-118	23-100
Expected Final Mat.	5/25/2021	1/25/2021	6/25/2018	6/25/2016	12/25/2014

Class M4
Avg. Life (yrs)	7.21	5.78	4.70	3.91	3.30
Window (mos)	49-177	40-168	32-138	27-115	22-97
Expected Final Mat.	5/25/2021	8/25/2020	2/25/2018	3/25/2016	9/25/2014

Class M5
Avg. Life (yrs)	7.20	5.75	4.67	3.88	3.28
Window (mos)	48-177	39-162	32-132	26-110	22-94
Expected Final Mat.	5/25/2021	2/25/2020	8/25/2017	10/25/2015	6/25/2014

Class M6
Avg. Life (yrs)	7.18	5.72	4.64	3.86	3.27
Window (mos)	48-177	39-156	31-128	26-106	22-90
Expected Final Mat.	5/25/2021	8/25/2019	4/25/2017	6/25/2015	2/25/2014

Class M7
Avg. Life (yrs)	7.18	5.68	4.62	3.84	3.24
Window (mos)	47-177	38-150	31-123	26-102	21-87
Expected Final Mat.	5/25/2021	2/25/2019	11/25/2016	2/25/2015	11/25/2013

Class M8
Avg. Life (yrs)	7.16	5.64	4.59	3.81	3.22
Window (mos)	47-177	38-143	31-117	25-97	21-82
Expected Final Mat.	5/25/2021	7/25/2018	5/25/2016	9/25/2014	6/25/2013

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M9
Avg. Life (yrs)	7.12	5.61	4.55	3.78	3.19
Window (mos)	47-172	38-136	30-111	25-92	21-78
Expected Final Mat.	12/25/2020	12/25/2017	11/25/2015	4/25/2014	2/25/2013

Class B1
Avg. Life (yrs)	7.06	5.56	4.50	3.75	3.17
Window (mos)	47-165	37-130	30-106	25-88	21-75
Expected Final Mat.	5/25/2020	6/25/2017	6/25/2015	12/25/2013	11/25/2012

Class B2
Avg. Life (yrs)	6.96	5.47	4.44	3.70	3.13
Window (mos)	46-156	37-123	30-100	25-84	21-71
Expected Final Mat.	8/25/2019	11/25/2016	12/25/2014	8/25/2013	7/25/2012

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

(1)	Assumes 100% of the Prepayment Assumption as defined on page 3.
(2)	The prices do not include accrued interest. Accrued interest has been added to the price for purposes of calculating the yield.
(3)	Assumes a price of 6.9472% plus accrued interest.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Net Funds Cap Schedule (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates.

Period	Net Funds Cap (%)	Period	Net Funds Cap (%)	Period	Net Funds Cap (%)
1	8.19690	35	24.53424	69	11.31914
2	22.26154	36	23.73250	70	10.95401
3	21.48429	37	23.72155	71	11.31914
4	22.51673	38	24.50047	72	10.95401
5	21.60297	39	23.69806	73	10.95401
6	21.43120	40	24.47484	74	11.31914
7	24.15078	41	23.67193	75	10.95401
8	21.68901	42	23.65796	76	11.31915
9	22.29933	43	26.17644	77	10.95401
10	22.08325	44	23.62767	78	10.95402
11	22.74904	45	24.39862	79	12.12766
12	21.94449	46	23.59452	80	10.95402
13	22.53670	47	24.36253	81	11.31915
14	23.23452	48	23.55808	82	10.95402
15	22.43127	49	23.53845	83	11.31915
16	24.65501	50	24.30192	84	10.95402
17	23.85643	51	23.49676	85	10.95402
18	23.85296	52	24.25658	86	11.31916
19	25.49402	53	23.45097	87	10.95403
20	23.84526	54	23.42640	88	11.31916
21	24.63188	55	25.90798	89	10.95403
22	23.79837	56	23.37399	90	10.95403
23	24.55002	57	24.12401	91	12.12768
24	23.71619	58	23.31682	92	10.95403
25	23.67284	59	24.06238	93	11.31917
26	24.41539	60	23.25447	94	10.95403
27	23.58117	61	10.95400	95	11.31917
28	24.59515	62	11.31913	96	10.95403
29	23.79472	63	10.95400	97	10.95404
30	23.78718	64	11.31913	98	11.31917
31	26.32700	65	10.95400	99	10.95404
32	23.77086	66	10.95400	100	11.31917
33	24.55411	67	11.70945
34	23.75263	68	10.95400

(1)	Based on one-month LIBOR of 20% for each period.
(2)	Assumes 100% of the Prepayment Assumption as defined on page 3.
(3)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1)(2)(3)(4)

Period	Excess Spread	Period	Excess Spread
1	2.69%	31	6.29%
2	2.59%	32	5.75%
3	2.34%	33	5.93%
4	2.97%	34	5.75%
5	2.72%	35	5.92%
6	2.66%	36	5.74%
7	3.72%	37	5.74%
8	3.09%	38	5.91%
9	3.22%	39	5.73%
10	3.58%	40	5.90%
11	3.72%	41	5.72%
12	3.48%	42	5.72%
13	4.12%	43	6.26%
14	4.27%	44	5.71%
15	4.04%	45	5.89%
16	5.72%	46	5.71%
17	5.54%	47	5.89%
18	5.56%	48	5.70%
19	5.94%	49	5.70%
20	5.58%	50	5.87%
21	5.78%	51	5.69%
22	5.60%	52	5.86%
23	5.85%	53	5.68%
24	5.70%	54	5.68%
25	5.73%	55	6.22%
26	5.94%	56	5.67%
27	5.78%	57	5.85%
28	5.91%	58	5.67%
29	5.74%	59	5.86%
30	5.75%	60	5.68%

(1)	Based on a forward one-month LIBOR curve.
(2)	Assumes 100% of the Prepayment Assumption as defined on page 3.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the Trust.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-S3 Collateral Summary - Aggregate
Collateral information is as of the Cut-Off Date.

Total Number of Loans	7,542	Lien Position
Total Outstanding Loan Balance	$441,012,525	2nd Lien	100.0%
Average Loan Principal Balance	$58,474
Fixed Rate	100.0%
Prepayment Premium	4.8%	Loan Purpose
Weighted Average Coupon	11.8%	Purchase	86.7%
Weighted Average Original Term (mo.)	244	Cash Out Refinance	10.8%
Weighted Average Remaining Term (mo.)	241	Rate/Term Refinance	2.6%
Weighted Average Loan Age (mo.)	3
Weighted Average Combined LTV	96.7%
Non-Zero Weighted Average FICO	691	Occupancy Status
Non-Zero Weighted Average DTI	40.2%	Primary Home	81.6%
		Second Home	9.3%
		Investment	9.1%
Product Type
Fixed Rate (Balloon)	63.0%
Fixed Rate (Non-Balloon)	37.0%	Geographic Distribution
		(Other states account individually for less than
		3% of the Statistical Cut-off Date principal balance)
Amortization Type		CA	20.1%
Balloon	63.0%	FL	14.4%
Fully Amortizing	37.0%	AZ	9.9%
		TX	5.7%
		NV	5.1%
Documentation Type		VA	4.2%
Stated	63.1%	CO	4.0%
No Documentation	21.2%	WA	3.3%
Full	15.7%	NJ	3.1%
Limited	0.0%	MD	3.1%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
Fixed Rate - 30 Year	2,644	$155,327,519.15	35.22%	11.607%	691	96.75%	20.75%
Fixed Rate - 15 Year	122	5,758,905.18	1.31	11.812	684	96.50	16.51
Fixed Rate - 20 Year	50	2,293,904.89	0.52	11.985	687	97.85	6.09
Subtotal (Fully Amortizing):	2,816	$163,380,329.22	37.05%	11.619%	691	96.75%	20.40%

Balloon Loans:
Fixed Rate - 15/30 Year Balloon	4,726	$277,632,196.22	62.95%	11.938%	692	96.69%	12.93%
Subtotal (Balloon):	4,726	$277,632,196.22	62.95%	11.938%	692	96.69%	12.93%

Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
30 Year Amortization	7,370	$432,959,715.37	98.17%	11.819%	692	96.71%	15.74%
15 Year Amortization	122	5,758,905.18	1.31	11.812	684	96.50	16.51
20 Year Amortization	50	2,293,904.89	0.52	11.985	687	97.85	6.09
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	4,133	$130,941,902.83	29.69%	11.872%	689	96.44%	21.53%
50,000.01 - 100,000.00	2,501	175,092,689.95	39.70	11.778	689	98.14	16.97
100,000.01 - 150,000.00	661	79,207,317.16	17.96	11.849	692	97.65	9.36
150,000.01 - 200,000.00	148	26,227,763.44	5.95	12.177	702	95.82	4.82
200,000.01 - 250,000.00	40	9,077,322.93	2.06	11.346	709	92.30	4.96
250,000.01 - 300,000.00	17	4,737,207.77	1.07	12.218	703	88.86	0.00
300,000.01 - 350,000.00	10	3,279,400.26	0.74	11.717	713	87.69	20.03
350,000.01 - 400,000.00	32	12,448,921.10	2.82	11.151	711	84.11	12.48
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	6,500	$382,264,210.78	86.68%	11.875%	694	97.53%	14.66%
Cash Out Refinance	813	47,465,506.72	10.76	11.578	674	91.63	23.44
Rate/Term Refinance	229	11,282,807.94	2.56	10.995	671	90.57	18.51
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	5,663	$359,725,559.98	81.57%	11.756%	684	97.40%	15.80%
Second Home	834	41,220,896.77	9.35	12.216	725	96.94	13.31
Investment	1,045	40,066,068.69	9.09	11.989	720	90.35	17.23
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	4,848	$283,391,101.40	64.26%	11.936%	692	96.69%	13.01%
181 - 240	50	2,293,904.89	0.52	11.985	687	97.85	6.09
241 - 360	2,644	155,327,519.15	35.22	11.607	691	96.75	20.75
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	4,848	$283,391,101.40	64.26%	11.936%	692	96.69%	13.01%
181 - 240	50	2,293,904.89	0.52	11.985	687	97.85	6.09
241 - 360	2,644	155,327,519.15	35.22	11.607	691	96.75	20.75
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	962	$88,765,009.34	20.13%	11.539%	693	96.60%	8.89%
FL	1,132	63,587,086.12	14.42	12.252	695	97.02	11.49
AZ	764	43,844,305.24	9.94	11.915	697	96.75	14.72
TX	680	25,020,767.04	5.67	11.285	700	96.98	19.07
NV	332	22,448,909.79	5.09	11.817	692	97.77	18.13
VA	248	18,560,389.60	4.21	11.759	690	96.10	15.26
CO	337	17,447,691.91	3.96	11.793	689	97.85	25.95
WA	253	14,713,294.87	3.34	11.682	681	97.33	32.39
NJ	162	13,858,370.86	3.14	11.815	686	95.57	15.32
MD	197	13,804,233.89	3.13	11.813	676	96.52	20.38
Other	2,475	118,962,466.78	26.97	11.909	689	96.38	18.22
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Less than 60.01%	3	$297,891.03	0.07%	10.699%	723	39.74%	0.00%
60.01 to 70.00%	7	953,130.05	0.22	10.320	751	66.51	0.00
70.01 to 80.00%	137	17,327,708.38	3.93	10.003	703	78.36	1.24
80.01 to 85.00%	139	7,381,529.79	1.67	10.749	683	84.16	10.08
85.01 to 90.00%	1,323	58,747,706.42	13.32	11.642	698	89.75	7.22
90.01 to 95.00%	1,063	54,992,483.84	12.47	11.756	697	94.79	11.20
95.01 to 100.00%	4,870	301,312,075.93	68.32	12.003	689	99.94	19.21
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

*Includes the loan in the securitization and any senior liens.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
541 - 560	6	$375,569.68	0.09%	11.871%	556	99.17%	37.35%
561 - 580	11	493,183.63	0.11	12.243	572	99.29	53.48
581 - 600	60	2,442,585.32	0.55	12.493	592	99.34	76.24
601 - 620	93	4,376,074.60	0.99	11.994	614	98.46	65.71
621 - 640	849	45,333,840.56	10.28	12.473	631	96.95	32.07
641 - 660	1,119	60,373,255.78	13.69	12.167	651	97.30	28.95
661 - 680	1,477	83,766,194.66	18.99	11.806	670	96.54	17.08
681 - 700	1,153	77,925,246.29	17.67	11.873	690	97.17	6.53
701 - 720	922	59,362,187.39	13.46	11.543	710	97.06	5.55
721 - 740	653	38,193,646.53	8.66	11.514	731	96.21	6.50
741 - 760	535	29,196,786.96	6.62	11.347	750	95.12	7.94
761 - 780	380	22,163,971.12	5.03	11.581	770	96.63	10.58
781 >=	284	17,009,982.92	3.86	11.303	794	94.55	13.17
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	3,948	$231,054,264.33	52.39%	11.776%	689	96.74%	15.48%
PUD	2,409	147,016,764.33	33.34	11.816	693	97.24	15.22
Condo	727	35,848,708.04	8.13	12.160	692	96.74	18.09
2-4 Family	457	27,059,825.20	6.14	11.773	702	93.54	16.99
Modular Home	1	32,963.54	0.01	13.250	657	100.00	0.00
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
Fully Amortizing	$154,058,602.51	$219,326.50	$1,400,544.55	$7,701,855.66	$0.00	$0.00	$163,380,329.22
Balloon	265,963,845.78	472,267.53	2,939,550.22	8,256,532.69	0.00	0.00	277,632,196.22
Total:	$420,022,448.29	$691,594.03	$4,340,094.77	$15,958,388.35	$0.00	$0.00	$441,012,525.44

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
Fully Amortizing	94.29%	0.13%	0.86%	4.71%	0.00%	0.00%	37.05%
Balloon	95.80	0.17	1.06	2.97	0.00	0.00	62.95
Total:	95.24%	0.16%	0.98%	3.62%	0.00%	0.00%	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
None	7,164	$420,022,448.29	95.24%	11.819%	692	96.65%	15.33%
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	378	20,990,077.15	4.76	11.835	681	98.06	23.14
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Stated	4,426	$278,096,551.51	63.06%	12.025%	689	96.82%	0.00%
No Documentation	1,729	93,551,245.13	21.21	11.766	716	95.03	0.00
Full	1,383	69,233,534.52	15.70	11.073	667	98.55	100.00
Limited	4	131,194.28	0.03	9.883	712	99.98	0.00
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
Not Available	5	$247,674.53	0.06%	11.397%	662	100.00%	100.00%
5.01 to 10.00	3	104,379.68	0.02	9.884	704	99.95	100.00
10.01 to 15.00	5	277,858.97	0.06	10.680	663	99.62	100.00
15.01 to 20.00	18	943,010.90	0.21	10.524	703	97.81	100.00
20.01 to 25.00	29	1,265,078.52	0.29	11.142	673	98.71	100.00
25.01 to 30.00	66	2,808,907.76	0.64	11.319	676	98.20	100.00
30.01 to 35.00	134	6,046,421.05	1.37	11.012	668	98.65	100.00
35.01 to 40.00	239	11,659,770.53	2.64	11.156	674	98.34	100.00
40.01 to 45.00	452	23,229,190.92	5.27	10.965	670	98.77	100.00
45.01 to 50.00	394	20,573,076.18	4.66	11.181	658	98.34	100.00
50.01 to 55.00	33	1,802,277.99	0.41	11.138	647	99.53	100.00
55.01 to 60.00	4	188,191.41	0.04	8.879	711	98.05	100.00
60.01 to 65.00	1	87,696.08	0.02	9.750	769	100.00	100.00
Subtotal (Full Doc):	1,383	$69,233,534.52	15.70%	11.073%	667	98.55%	100.00%

Non-Full Doc Loans:
Not Available	2,801	$166,126,504.90	37.67%	11.680%	712	95.83%	0.00%
0.01 to 5.00	3	139,881.95	0.03	11.202	742	97.03	0.00
5.01 to 10.00	8	237,009.80	0.05	12.365	696	94.09	0.00
10.01 to 15.00	20	879,460.97	0.20	12.831	702	93.40	0.00
15.01 to 20.00	58	2,995,334.28	0.68	12.187	714	95.00	0.00
20.01 to 25.00	110	5,010,294.90	1.14	12.345	685	95.80	0.00
25.01 to 30.00	195	10,884,701.39	2.47	12.121	693	94.47	0.00
30.01 to 35.00	405	21,101,927.50	4.78	12.234	687	96.09	0.00
35.01 to 40.00	819	49,915,676.46	11.32	12.150	683	96.87	0.00
40.01 to 45.00	1,195	79,398,515.72	18.00	12.137	683	97.08	0.00
45.01 to 50.00	524	33,641,015.55	7.63	12.324	673	97.84	0.00
50.01 to 55.00	17	1,260,362.71	0.29	11.751	717	91.98	0.00
55.01 to 60.00	4	188,304.79	0.04	11.004	695	98.36	0.00
Subtotal (Non-Full Doc):	6,159	$371,778,990.92	84.30%	11.959%	696	96.37%	0.00%

Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
7.001 to 7.500	1	$63,452.56	0.01%	7.500%	730	95.00%	100.00%
7.501 to 8.000	4	210,177.32	0.05	7.878	692	97.63	100.00
8.001 to 8.500	31	1,998,627.67	0.45	8.394	722	91.40	21.69
8.501 to 9.000	101	6,310,042.77	1.43	8.863	712	89.66	43.51
9.001 to 9.500	170	11,721,629.96	2.66	9.376	714	89.54	35.68
9.501 to 10.000	535	28,719,040.02	6.51	9.855	697	93.72	33.09
10.001 to 10.500	499	31,412,506.10	7.12	10.327	699	94.18	27.37
10.501 to 11.000	735	42,870,340.90	9.72	10.837	700	96.10	22.84
11.001 to 11.500	899	53,336,540.92	12.09	11.341	701	97.05	18.01
11.501 to 12.000	1,166	73,091,475.79	16.57	11.833	700	97.67	11.50
12.001 to 12.500	1,076	66,818,535.77	15.15	12.336	683	97.91	10.58
12.501 to 13.000	719	41,766,677.57	9.47	12.814	682	97.81	8.60
13.001 to 13.500	681	33,559,954.17	7.61	13.347	680	97.82	9.71
13.501 to 14.000	892	47,282,378.70	10.72	13.800	672	98.37	3.75
Greater than 14.000	33	1,851,145.22	0.42	14.238	657	97.39	0.00
Total:	7,542	$441,012,525.44	100.00%	11.820%	691	96.71%	15.70%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.